UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 3, 2005
                                                         (February 28, 2005)

                                   LMIC, Inc.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-26186                 84-1029 987
-------------------------------       ------------         -------------------
(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)         Identification No.)


                 6435 Virginia Manor Road, Beltsville, MD 20705
          (Address of principal executive offices, including zip code)

                                 (240) 264-8310
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This Current Report includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements regarding LMIC, Inc. and its subsidiaries' and affiliates' (collectively, the "Company") expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain and readers must recognize that actual results may differ materially from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ from those in the forward-looking statement include those set forth in the Company's most recent Annual Report on Form
10-KSB, and also include the Company's ability to fund its operations, to generate additional sales, to obtain waivers of existing defaults under its debt documents, actions of the Company's competitors and changes in general economic conditions. Many of these factors are outside the Company's control.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 28, the Company was notified by KPMG that TNCI UK, the Company's major customer responsible for approximately 91.0% of its present orders, had been placed in Administration in Leicester, UK, a status substantially similar to receivership in US terminology. On September 13, 2003, a Supply of Systems, Equipment and Services agreement was entered into by and between the Company and TNCI UK, as amended by a letter agreement dated July 28, 2004 (as so amended, the "Agreement").

Under the terms of the Administration, all outstanding contracts and orders for the supply of goods or services are being reviewed, and no person is to make deliveries to TNCI UK unless pursuant to new orders or letters of novation executed by the Administrators or its authorized representatives. Furthermore, no payments made to the Company may be applied to reduce TNCI UK's debt to us, which amount is presently $[367,000], but should instead be held for the benefit of the Administrators. The Company does not presently expect any such payments to be made with in the near future, if at all.

As of February 28, 2005, the Company's current sales backlog of orders was approximately $15.4 million, including TNCI UK. This is comprised of purchase order-driven projects for eight customers, each of which is an unrelated party. Of the $15.4 million, approximately $14 million arise under the Agreement with TNCI UK, for TV Infotainment Systems to be installed on four commuter train systems in the United Kingdom. These systems were scheduled for graduated delivery and installation over the next 12 to 15 months. This order was based upon an agreement, expiring in December 2005, that names the Company as the exclusive manufacturer of these systems. This order is cancelable by the customer only upon default. The Administration will very likely constitute a default under the agreement. In the case of default by the customer, the Company must provide 30-days prior notice of termination, which the Company intends to send promptly. As requested by representatives for the Administrators, it will also furnish thereto a statement of its account status with TNCI UK as of February 21, 2005, together with supporting evidence therefore.

At the time of a default, a cancellation fee of costs incurred in production and in activities required in termination, including the value of the materials on hand and/or on order on terms that are not cancelable, not to exceed the full cost of the purchase order, is payable to the Company. There can be no assurance that TNCI UK will be able to meet its financial obligations to the Company as set forth in the Agreement. Any failure by TNCI UK to meet such obligations would have a material, adverse effect on the Company's business, results of operations and financial condition.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 3, 2005

                                    LMIC, INC.

                                    By:      /s/ Luis Negrete
                                    Name:    Luis Negrete
                                    Title:   President & Chief Operating Officer